Exhibit 5.1

(269) 337-7700

September 11, 2026

Eloxx Pharmaceuticals, Inc.

P.O. Box 274

Arlington, MA, 02476E

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Eloxx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the registration of the resale by the selling stockholders named in the Registration Statement (as defined below) of (i) 600,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (ii) up to 4,358,919 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”). The Shares and the Warrant Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on September 1, 2026 (the “Registration Statement”). This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Shares and the Warrant Shares.

For the purpose of rendering this opinion letter, we examined originals or copies of such records, instruments, certificates, opinions, memoranda and other documents as we deemed relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures on all documents examined by us, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, the authenticity of the originals of such copies, the accuracy and completeness of all records made available to us by the Company, and that the issuance of the Shares complies, and the issuance of the Warrant Shares will comply, with the terms, conditions, and restrictions set forth in the Registration Statement. We have not independently sought to verify factual matters.

Our opinion is limited solely to the matters set forth herein. The law covered by the opinions expressed in this opinion letter is limited to the General Corporation Law of the State of Delaware as currently in effect (the “DGCL”). We are not admitted to practice in the State of Delaware and, with respect to the opinions set forth herein, insofar as they relate to any Delaware law, we have limited our review to standard compilations available to us of the DGCL, which we have assumed to be accurate and complete, and we have not reviewed caselaw. We express no opinion as to any other laws. We are not rendering any opinion with respect to federal law, including federal securities laws, or state blue sky securities laws.

Based on the foregoing and upon our examination of such documents and other matters as we deem relevant, we are of the opinion that:

1.	The Shares have been duly authorized by all necessary corporate action of the Company, and the Shares are validly issued, fully paid and nonassessable.

2.

When the Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor, and have been issued by the Company upon exercise of the Pre-Funded Warrants in accordance with, and as described in, the Registration Statement and the related prospectus and in the manner set forth in the Pre-Funded Warrants, and assuming that at the time of exercise of the Pre-Funded Warrants, a sufficient number of shares of Common Stock will be authorized, unissued, unreserved and available for issuance of the related Warrant Shares, the Warrant Shares will have been duly authorized by all necessary corporate action of the Company, and the Warrant Shares will be validly issued, fully paid and nonassessable.

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

(269) 337-7700

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. This opinion letter is given as of its date based solely on our understanding of facts in existence as of such date, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed in this opinion letter or of any subsequent changes in applicable law – even though the change may affect the legal analysis or legal conclusion in this opinion letter.

Very truly yours,

/s/ Honigman LLP
Honigman LLP

NDSH/MJRO/DSA/JPK/JHCP

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402